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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of our report, which includes an explanatory paragraph pertaining to accounting changes, dated February 8, 1994, on our audit of the consolidated financial statements and financial statement schedules of Service Corporation International as of December 31, 1993, and for the year then ended, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts."



                                          /s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
November 1, 1994